Exhibit 6.18

THIS PROMISSORY NOTE AND THE COMMON SHARES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS NOTE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.

PROMISSORY NOTE

$40,000.00	June 21 2019

FOR VALUE RECEIVED, American International Holding Corp., a Texas corporation (hereinafter referred to as “Borrower”), promises to pay to the order of ISAAK COHEN, located at 2205 Pheasant Run Road, Plano, TX 75023, his successors and assigns (hereinafter referred to as “Lender”), the principal sum of FORTY THOUSAND DOLLARS ($40,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined) (all duties and obligations of Borrower pursuant to this Note are hereinafter referred to as “Debt”).

1. PAYMENT

Borrower shall make payments due under this Promissory Note (“Note”) to Lender at the above captioned address, or such other address as Lender shall designate in writing. Payments will be applied first to accrued interest, then unpaid fees, and then principal. All principal and accrued interest shall be due and payable no later than twelve (12) months from the date of this Note (the “Maturity Date”). All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

2. COMMON SHARES

In consideration for the loan made by Lender, Borrower agrees to make a one-time issuance of fifty thousand (50,000) restricted shares of Borrower’s common stock to Lender within five (5) business days of the date of this Note. By acceptance of the shares, the Lender thereby acknowledges and agrees that it is acquiring the shares for its own account and not with a view towards registration, and understands that the shares will constitute “restricted securities,” as that term is defined in rule 144 under the Securoties Act of 1933.

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3. INTEREST

The term “Applicable Interest Rate” means a rate of 8% per annum simple interest. Interest shall be payable at the Maturity Date. Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year with equal months and paid for the actual number of days elapsed.

4. PREPAYMENT

This Note may be prepaid in whole or in part without premium or penalty.

5. DEFAULT AND ACCELERATION

A breach under this Note shall constitute an “Event of Default.” There will be a ten (10) business day cure period available for each Event of Default. Upon the occurrence of any Event of Default, and provided such Event of Default has not been cured by Borrower, Lender may, by written notice to Borrower, declare all or any portion of the unpaid principal amount due to Lender, together with all accrued interest thereon, immediately due and payable.

6. SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

7. NOTICES

Any notice or communication required or permitted hereunder shall be made in writing and given by facsimile, certified mail, hand delivery or overnight mail to the address provided herein, unless an alternative address is provided in writing. Each party may change the address or addressee to receive notice from time to time by giving notice in the foregoing manner. The person entitled to notice may waive any notice required under this Agreement in writing. Simultaneous email verification of any notice issued under this Section is requested, but not required. Notices may be given on behalf of a party as set forth below:

If to Borrower:	American International Holdings Corp.
11222 Richmond Avenue, Suite 195,
Houston, TX 77082

If to Lender, then to the address listed in the introductory paragraph.

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8. TRANSFER

Lender shall have the right at any time or from time to time to sell or assign this Note and the loan evidenced by this Note. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note as such assignee(s) or participant(s) would have if they were the Lender hereunder. Borrower may not assign its obligations under this Note without the prior written consent of Lender.

9. APPLICABLE LAW

This Note shall be governed by and construed in accordance with the laws of the state of Texas (without regard to any conflict of laws or principles) and the applicable laws of the United States of America.

10. NO ORAL CHANGE

The provisions of this Note may be amended or revised only by an instrument in writing signed by the Borrower and Lender. This Note embodies the final, entire agreement of Borrower and Lender and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender. There are no oral agreements between Borrower and Lender.

Executed as of the day and year first above written.

BORROWER:

American International Holdings Corp.,
a Nevada Corporation

Jacob Cohen
President and CEO

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THIS PROMISSORY NOTE AND THE COMMON SHARES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS NOTE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.

PROMISSORY NOTE

$100,000.00	Sept. 9, 2019

FOR VALUE RECEIVED, American International Holding Corp., a Texas corporation (hereinafter referred to as “Borrower”), promises to pay to the order of ISAAK COHEN, located at 2205 Pheasant Run Road, Plano, TX 75023, his successors and assigns (hereinafter referred to as “Lender”), the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined) (all duties and obligations of Borrower pursuant to this Note are hereinafter referred to as “Debt”).

1. PAYMENT

Borrower shall make payments due under this Promissory Note (“Note”) to Lender at the above captioned address, or such other address as Lender shall designate in writing. Payments will be applied first to accrued interest, then unpaid fees, and then principal. All principal and accrued interest shall be due and payable no later than twelve (12) months from the date of this Note (the “Maturity Date”). All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

2. COMMON SHARES

In consideration for the loan made by Lender, Borrower agrees to make a one-time issuance of one hundred thousand (100,000) restricted shares of Borrower’s common stock to Lender within five (5) business days of the date of this Note. By acceptance of the shares, the Lender thereby acknowledges and agrees that it is acquiring the shares for its own account and not with a view towards registration, and understands that the shares will constitute “restricted securities,” as that term is defined in rule 144 under the Securoties Act of 1933.

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3. INTEREST

The term “Applicable Interest Rate” means a rate of 8% per annum simple interest. Interest shall be payable at the Maturity Date. Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year with equal months and paid for the actual number of days elapsed.

4. PREPAYMENT

This Note may be prepaid in whole or in part without premium or penalty.

5. DEFAULT AND ACCELERATION

A breach under this Note shall constitute an “Event of Default.” There will be a ten (10) business day cure period available for each Event of Default. Upon the occurrence of any Event of Default, and provided such Event of Default has not been cured by Borrower, Lender may, by written notice to Borrower, declare all or any portion of the unpaid principal amount due to Lender, together with all accrued interest thereon, immediately due and payable.

6. SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder..

7. NOTICES

Any notice or communication required or permitted hereunder shall be made in writing and given by facsimile, certified mail, hand delivery or overnight mail to the address provided herein, unless an alternative address is provided in writing. Each party may change the address or addressee to receive notice from time to time by giving notice in the foregoing manner. The person entitled to notice may waive any notice required under this Agreement in writing. Simultaneous email verification of any notice issued under this Section is requested, but not required. Notices may be given on behalf of a party as set forth below:

If to Borrower:	American International Holdings Corp.
11222 Richmond Avenue, Suite 195,
Houston, TX 77082

If to Lender, then to the address listed in the introductory paragraph.

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8. TRANSFER

Lender shall have the right at any time or from time to time to sell or assign this Note and the loan evidenced by this Note. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note as such assignee(s) or participant(s) would have if they were the Lender hereunder. Borrower may not assign its obligations under this Note without the prior written consent of Lender.

9. APPLICABLE LAW

This Note shall be governed by and construed in accordance with the laws of the state of Texas (without regard to any conflict of laws or principles) and the applicable laws of the United States of America.

10. NO ORAL CHANGE

The provisions of this Note may be amended or revised only by an instrument in writing signed by the Borrower and Lender. This Note embodies the final, entire agreement of Borrower and Lender and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender. There are no oral agreements between Borrower and Lender.

Executed as of the day and year first above written.

BORROWER:

American International Holdings Corp.,
a Nevada Corporation

Jacob Cohen
President and CEO

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